Exhibit 99
Taubman Centers, Inc. 200 East Long Lake Road Suite 300 Bloomfield Hills, Michigan 48304-2324	T 248.258.6800 www.taubman.com

CONTACT:

Barbara Baker
Taubman, Vice President, Investor Relations
248-258-7367
bbaker@taubman.com

FOR IMMEDIATE RELEASE

TAUBMAN CENTERS ISSUES FIRST QUARTER RESULTS
•	Mall Tenant Sales Per Square Foot Up 14.3%
•	Average Rent Per Square Foot Up 3.5%
•	Net Income, FFO and NOI Up

BLOOMFIELD HILLS, Mich., April 20, 2011 - - Taubman Centers, Inc. (NYSE:  TCO) today reported financial results for the first quarter of 2011.

Net income allocable to common shareholders per diluted common share (EPS) for the quarter ended March 31, 2011 was $0.19, up from $0.11 for the quarter ended March 31, 2010.

For the quarter ended March 31, 2011, Funds from Operations (FFO) per diluted share was $0.63, up 5.0 percent from $0.60 per diluted share for the quarter ended March 31, 2010.  FFO for the first quarter of 2011 includes a non-cash negative ($0.06) per diluted share impact from the continued ownership of The Pier Shops at Caesars (Atlantic City, N.J.) and Regency Square (Richmond, Va.) versus a negative ($0.04) per diluted share impact during the first quarter of 2010.

“We’re very pleased with this quarter’s performance, in particular the momentum of our tenant sales growth,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers.  “Our earnings growth was largely driven by increased rents and net recoveries, partially offset by the expected decrease in lease cancellation income.”

Strong Tenant Sales and Rents, Occupancy as Expected

Mall tenant sales per square foot at Taubman properties were up 14.3 percent from the first quarter of 2010.  This brings the company’s 12-month trailing sales per square foot to $581.
Average rent per square foot was $45.20, up 3.5 percent from $43.68 in the first quarter of 2010.  Ending occupancy was 87.9 percent on March 31, 2011 versus 88.2 percent on March 31, 2010.

Financing Update

During the first quarter of 2011, the company completed the previously announced one-year extension of its $550 million line of credit with its existing twelve bank syndicate.  Pricing was maintained at LIBOR plus 0.70 percent.

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2011 Guidance

The company is increasing its guidance on 2011 FFO per diluted share, excluding The Pier Shops and Regency Square, to $2.88 to $2.98 per diluted share from its previously announced range of $2.86 to $2.98.  The company is increasing its guidance on 2011 EPS, excluding The Pier Shops and Regency Square, from a range of 1.09 to $1.23 to a range of $1.11 to $1.23.

The company is working with the respective special servicers to transfer title to The Pier Shops and Regency Square as soon as possible; however, the holding periods for both properties remain uncertain and could be extended periods.  The noncash impact of owning these centers (including anticipated default interest) is expected to result in an incremental FFO charge of approximately $(0.20) per diluted share for The Pier Shops and $(0.04) per diluted share for Regency Square in 2011.  Assuming holding periods through the end of 2011 for both properties, the company estimates 2011 FFO per diluted share to be in the range of $2.64 to $2.74.

The impact on EPS for the two centers is expected to be a charge of $(0.34), including the impact of depreciation and amortization.  EPS is expected to be in the range of $0.77 to $0.89 for 2011.

Significant noncash accounting gains will be recognized when the respective loan obligations are extinguished upon transfer of title to the properties.  These gains have been excluded from EPS and FFO per diluted share estimates.

Supplemental Investor Information Available

The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investor Relations.”  This includes the following:
•	Income Statements
•	Earnings Reconciliations
•	Changes in Funds from Operations and Earnings Per Share
•	Components of Other Income, Other Operating Expense, and Nonoperating Income
•	Recoveries Ratio Analysis
•	Balance Sheets
•	Debt Summary
•	Other Debt, Equity and Certain Balance Sheet Information
•	Construction
•	Capital Spending
•	Operational Statistics
•	Owned Centers
•	Major Tenants in Owned Portfolio
•	Anchors in Owned Portfolio
•	Operating Statistics Glossary

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Investor Conference Call

The company will host a conference call at 11:00 AM Eastern Daylight Time on Thursday, April 21 to discuss these results, business conditions and the company’s outlook for the remainder of 2011. The conference call will be simulcast at www.taubman.com under “Investor Relations” as well as www.earnings.com and www.streetevents.com.  An online replay will follow shortly after the call and continue for approximately 90 days.

Taubman Centers is a real estate investment trust engaged in the development, leasing and management of regional and super regional shopping centers. Taubman's 26 U.S. owned, leased and/or managed properties, the most productive in the industry, serve major markets from coast to coast. Taubman Centers is headquartered in Bloomfield Hills, Michigan and its Taubman Asia subsidiary is headquartered in Hong Kong. For more information about Taubman, visit www.taubman.com.

For ease of use, references in this press release to “Taubman Centers”, “company” or “Taubman” mean Taubman Centers, Inc. or one or more of a number of separate, affiliated entities.  Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to the continuing impacts of the U.S. recession and global credit environment, other changes in general economic and real estate conditions, changes in the interest rate environment and the availability of financing, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the company's filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

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TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Periods Ended March 31, 2011 and 2010
(in thousands of dollars, except as indicated)

	Three Months Ended
	2011	2010

Net income	24,444	16,813
Noncontrolling share of income of consolidated joint ventures	(3,385)	(2,013)
Noncontrolling share of income of TRG	(5,689)	(3,882)
TRG series F preferred distributions	(615)	(615)
Preferred stock dividends	(3,658)	(3,658)
Distributions to participating securities of TRG	(381)	(362)
Net income attributable to Taubman Centers, Inc. common shareowners	10,716	6,283
Net income per common share - basic	0.19	0.12
Net income per common share - diluted	0.19	0.11
Beneficial interest in EBITDA - Consolidated Businesses (1)	74,463	72,027
Beneficial interest in EBITDA - Unconsolidated Joint Ventures (1)	23,709	23,415
Funds from Operations (1)	52,730	49,731
Funds from Operations attributable to TCO (1)	36,180	33,487
Funds from Operations per common share - basic (1)	0.65	0.62
Funds from Operations per common share - diluted (1)	0.63	0.60
Weighted average number of common shares outstanding - basic	55,560,988	54,357,122
Weighted average number of common shares outstanding - diluted	56,980,832	55,368,907
Common shares outstanding at end of period	55,875,471	54,440,569
Weighted average units - Operating Partnership - basic	80,976,967	80,723,827
Weighted average units - Operating Partnership - diluted	83,268,073	82,606,874
Units outstanding at end of period - Operating Partnership	81,034,357	80,787,345
Ownership percentage of the Operating Partnership at end of period	69.0%	67.4%
Number of owned shopping centers at end of period	23	23

Operating Statistics (2):
Mall tenant sales (3)	1,114,951	994,793
Ending occupancy	87.9%	88.2%
Average occupancy	88.2%	88.5%
Leased space at end of period	90.5%	91.3%
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses (3)	14.8%	15.9%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures (3)	13.1%	14.5%
Mall tenant occupancy costs as a percentage of tenant sales - Combined (3)	14.2%	15.4%
Average rent per square foot - Consolidated Businesses	45.28	43.60
Average rent per square foot - Unconsolidated Joint Ventures	45.04	43.80
Average rent per square foot - Combined	45.20	43.68

Taubman Centers/5

(1)
Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The Company uses Net Operating Income (NOI), as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases. The Company defines NOI as property-level operating revenues (includes rental income excluding straightline adjustments of minimum rent) less maintenance, taxes, utilities, promotion, ground rent (including straightline adjustments), and other property operating expenses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. The Company also uses NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. The Company generally provides separate projections for expected NOI growth and lease cancellation income.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains  from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs.

The Company primarily uses FFO in measuring performance and in formulating corporate goals and compensation. The Company may also present adjusted versions of NOI, Beneficial Interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. In Tables 3 and 5 of this Press Release, the Company has separately presented the impacts of The Pier Shops and Regency Square, as the timing of transfer of ownership of these centers is uncertain.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use common definitions. None of these non-GAAP measures should be considered alternatives to net income as an indicator of the Company's operating performance, and they do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

(2)	Statistics exclude The Pier Shops and Regency Square.

(3)	Based on reports of sales furnished by mall tenants.

Taubman Centers/6

TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended March 31, 2011 and 2010
(in thousands of dollars)

	2011		2010
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)

REVENUES:
Minimum rents	85,985	38,791	83,354	37,944
Percentage rents	3,392	1,357	2,074	992
Expense recoveries	54,043	22,230	52,921	22,339
Management, leasing, and development services	5,860		3,056
Other	6,239	981	10,084	2,065
Total revenues	155,519	63,359	151,489	63,340

EXPENSES (2):
Maintenance, taxes, utilities, and promotion	43,937	16,180	44,925	16,723
Other operating	18,834	3,764	15,956	3,732
Management, leasing, and development services	2,280		1,593
General and administrative	7,284		7,389
Interest expense	35,015	15,596	37,417	15,818
Depreciation and amortization	33,789	9,375	37,084	9,524
Total expenses	141,139	44,915	144,364	45,797

Nonoperating income	128	5	149	12
	14,508	18,449	7,274	17,555
Income tax expense	(210)		(196)
Equity in income of Unconsolidated Joint Ventures	10,146		9,735

Net income	24,444		16,813
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(3,385)		(2,013)
TRG series F preferred distributions	(615)		(615)
Noncontrolling share of income of TRG	(5,689)		(3,882)
Distributions to participating securities of TRG	(381)		(362)
Preferred stock dividends	(3,658)		(3,658)
Net income attributable to Taubman Centers, Inc. common shareowners	10,716		6,283

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	83,312	43,420	81,775	42,897
EBITDA - outside partners' share	(8,849)	(19,711)	(9,748)	(19,482)
Beneficial interest in EBITDA	74,463	23,709	72,027	23,415
Beneficial interest expense	(32,116)	(8,077)	(32,197)	(8,202)
Beneficial income tax expense	(210)		(196)
Non-real estate depreciation	(766)		(843)
Preferred dividends and distributions	(4,273)		(4,273)
Fund from Operations contribution	37,098	15,632	34,518	15,213

Net straightline adjustments to rental revenue, recoveries, and ground
rent expense at TRG %	(195)	28	(237)	(141)

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(2)
Promotion expenses, which were previously classified in "Other operating," are now included in "Maintenance, taxes, utilities and promotion" expense. Amounts for 2010 have been reclassified to conform to the 2011 classification.

Taubman Centers/7

TAUBMAN CENTERS, INC.
Table 3 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations
For the Three Months Ended March 31, 2011 and 2010
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

		2011			2010
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit

Net income attributable to TCO common shareowners - Basic	10,716	55,560,988	0.19	6,283	54,357,122	0.12

Add impact of share-based compensation	98	1,419,844		48	1,011,785

Net income attributable to TCO common shareowners - Diluted	10,814	56,980,832	0.19	6,331	55,368,907	0.11

Add depreciation of TCO's additional basis	1,720		0.03	1,720		0.03

Net income attributable to TCO common shareowners,
excluding step-up depreciation	12,534	56,980,832	0.22	8,051	55,368,907	0.15

Add:
Noncontrolling share of income of TRG	5,689	25,415,979		3,882	26,366,705
Distributions to participating securities	381	871,262		362	871,262

Net income attributable to partnership unitholders
and participating securities	18,604	83,268,073	0.22	12,295	82,606,874	0.15

Add (less) depreciation and amortization:
Consolidated businesses at 100%	33,789		0.41	37,084		0.45
Depreciation of TCO's additional basis	(1,720)		(0.02)	(1,720)		(0.02)
Noncontrolling partners in consolidated joint ventures	(2,565)		(0.03)	(2,515)		(0.03)
Share of Unconsolidated Joint Ventures	5,486		0.07	5,478		0.07
Non-real estate depreciation	(766)		(0.01)	(843)		(0.01)

Less impact of share-based compensation	(98)		(0.00)	(48)		(0.00)

Funds from Operations	52,730	83,268,073	0.63	49,731	82,606,874	0.60

TCO's average ownership percentage of TRG	68.6%			67.3%

Funds from Operations attributable to TCO	36,180		0.63	33,487		0.60

Funds from Operations	52,730	83,268,073	0.63	49,731	82,606,874	0.60

The Pier Shops' negative FFO	4,001		0.05	2,377		0.03
Regency Square's negative FFO	359		0.00	426		0.01

Funds from Operations,
excluding The Pier Shops and Regency Square	57,090	83,268,073	0.69	52,534	82,606,874	0.64

TCO's average ownership percentage of TRG	68.6%			67.3%

Funds from Operations attributable to TCO,
excluding The Pier Shops and Regency Square	39,171		0.69	35,355		0.64

Taubman Centers/8

TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income to Beneficial Interest in EBITDA
For the Periods Ended March 31, 2011 and 2010
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended
	2011	2010

Net income	24,444	16,813

Add (less) depreciation and amortization:
Consolidated businesses at 100%	33,789	37,084
Noncontrolling partners in consolidated joint ventures	(2,565)	(2,515)
Share of Unconsolidated Joint Ventures	5,486	5,478

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	35,015	37,417
Noncontrolling partners in consolidated joint ventures	(2,899)	(5,220)
Share of Unconsolidated Joint Ventures	8,077	8,202
Income tax expense	210	196

Less noncontrolling share of income of consolidated joint ventures	(3,385)	(2,013)

Beneficial Interest in EBITDA	98,172	95,442

TCO's average ownership percentage of TRG	68.6%	67.3%

Beneficial Interest in EBITDA attributable to TCO	67,359	64,232

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TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Periods Ended March 31, 2011 and 2010
(in thousands of dollars)

	Three Months Ended
	2011	2010

Net income	24,444	16,813

Add (less) depreciation and amortization:
Consolidated businesses at 100%	33,789	37,084
Noncontrolling partners in consolidated joint ventures	(2,565)	(2,515)
Share of Unconsolidated Joint Ventures	5,486	5,478

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	35,015	37,417
Noncontrolling partners in consolidated joint ventures	(2,899)	(5,220)
Share of Unconsolidated Joint Ventures	8,077	8,202
Income tax expense	210	196

Less noncontrolling share of income of consolidated joint ventures	(3,385)	(2,013)

Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	8,849	9,748
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	19,711	19,482

EBITDA at 100%	126,732	124,672

Add (less) items excluded from shopping center NOI:
General and administrative expenses	7,284	7,389
Management, leasing, and development services, net	(3,580)	(1,463)
Interest income	(133)	(161)
Straight-line of rents	(209)	28
The Pier Shops' NOI	99	(1,153)
Regency Square's NOI	(918)	(891)
Non-center specific operating expenses and other	7,270	6,175

NOI at 100%	136,545	134,596

NOI - growth %	1.4%

NOI at 100%	136,545	134,596

Lease cancellation income (1)	(1,384)	(5,948)

NOI at 100% excluding lease cancellation income	135,161	128,648

NOI excluding lease cancellation income - growth %	5.1%

(1) Excludes The Pier Shops and Regency Square.

Taubman Centers/10

TAUBMAN CENTERS, INC.
Table 6 - Balance Sheets
As of March 31, 2011 and December 31, 2010
(in thousands of dollars)
	As of
	March 31, 2011	December 31, 2010
Consolidated Balance Sheet of Taubman Centers, Inc. :

Assets:
Properties	3,543,882	3,528,297
Accumulated depreciation and amortization	(1,223,672)	(1,199,247)
	2,320,210	2,329,050
Investment in Unconsolidated Joint Ventures	74,461	77,122
Cash and cash equivalents	21,040	19,291
Accounts and notes receivable, net	46,911	49,906
Accounts receivable from related parties	1,595	1,414
Deferred charges and other assets	71,427	70,090
	2,535,644	2,546,873

Liabilities:
Notes payable	2,636,672	2,656,560
Accounts payable and accrued liabilities	239,357	247,895
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	172,458	170,329
	3,048,487	3,074,784

Equity:
Taubman Centers, Inc. Shareowners' Equity:
Series B Non-Participating Convertible Preferred Stock	25	26
Series G Cumulative Redeemable Preferred Stock
Series H Cumulative Redeemable Preferred Stock
Common Stock	559	547
Additional paid-in capital	586,714	589,881
Accumulated other comprehensive income (loss)	(12,734)	(14,925)
Dividends in excess of net income	(953,053)	(939,290)
	(378,489)	(363,761)
Noncontrolling interests:
Noncontrolling interests in consolidated joint ventures	(70,004)	(100,355)
Noncontrolling interests in partnership equity of TRG	(93,567)	(93,012)
Preferred Equity of TRG	29,217	29,217
	(134,354)	(164,150)
	(512,843)	(527,911)
	2,535,644	2,546,873

Combined Balance Sheet of Unconsolidated Joint Ventures :

Assets:
Properties	1,092,796	1,092,916
Accumulated depreciation and amortization	(424,949)	(417,712)
	667,847	675,204
Cash and cash equivalents	16,555	21,339
Accounts and notes receivable	22,036	26,288
Deferred charges and other assets	17,525	18,891
	723,963	741,722

Liabilities:
Notes payable	1,122,597	1,125,618
Accounts payable and other liabilities, net	30,761	37,292
	1,153,358	1,162,910

Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(227,072)	(222,109)
Accumulated deficiency in assets - Joint Venture Partners	(199,687)	(194,438)
Accumulated other comprehensive income (loss) - TRG	(1,490)	(2,527)
Accumulated other comprehensive income (loss) - Joint Venture Partners	(1,146)	(2,114)
	(429,395)	(421,188)
	723,963	741,722

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 7 - Annual Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Guidance for 2011

	(Excluding The Pier Shops & Regency Square)		(Including The Pier Shops & Regency Square)

Funds from Operations per common share (1)	2.88	2.98	2.64	2.74

Real estate depreciation - TRG	(1.63)	(1.62)	(1.73)	(1.72)

Distributions on participating securities of TRG	(0.02)	(0.02)	(0.02)	(0.02)

Depreciation of TCO's additional basis in TRG	(0.12)	(0.12)	(0.12)	(0.12)

Net income attributable to common shareowners, per common share (EPS) (1)	1.11	1.23	0.77	0.89

(1)
The noncash impact of owning The Pier Shops and Regency Square (including anticipated default interest) is expected to result in an incremental FFO charge of approximately $(0.20) per diluted share for The Pier Shops and $(0.04) per diluted share for Regency Square in 2011.  Including the impact of depreciation and amortization, the impact on EPS for the two centers is expected to be a charge of $(0.34) in 2011.

Significant noncash accounting gains will be recognized when the respective loan obligations are extinguished upon transfer of title to the properties.  These gains have been excluded from EPS and FFO per diluted share estimates.